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                                                                      EXHIBIT 23

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 29, 1997 included in CB Commercial Real Estate Services Group, Inc.'s (the Company) Annual Report on Form 10-K for the year ended December 31, 1996 and our report dated June 11, 1997 included in the Company's Annual Report on its Capital Accumulation Plan on Form 11-K for the year ended December 31, 1996; and to all references to our Firm included in this Registration Statement.


                                                         /s/ Arthur Andersen LLP

Los Angeles, California
August 26, 1997